Exhibit 99.1

PLATINUM UNDERWRITERS HOLDINGS, LTD. REPORTS

THIRD QUARTER 2013 FINANCIAL RESULTS

HAMILTON, BERMUDA, October 16, 2013 – Platinum Underwriters Holdings, Ltd. (NYSE: PTP) today reported net income of $38.3 million and diluted earnings per common share of $1.32 for the quarter ended September 30, 2013.

The results for the quarter include net premiums earned of $135.4 million, net favorable development of $41.2 million, net investment income of $17.8 million and net losses from German hailstorms of $15.7 million.

Michael D. Price, Platinum’s Chief Executive Officer, commented, “Our performance reflects favorable prior period development, investment results on a total return basis and active capital management.  Our book value per common share was $60.87 as of September 30, 2013, an increase of 2.0% from June 30, 2013.”

Mr. Price added, “Our talented professionals, strong balance sheet and financial flexibility allow us to operate effectively in the current challenging market conditions.  We currently expect to write a portfolio of business in 2014 that is similar to our 2013 portfolio.”

Results for the quarter ended September 30, 2013 are summarized as follows:

•	Net income was $38.3 million and diluted earnings per common share were $1.32.

•	Gross premiums written were $146.8 million and net premiums written were $137.9 million.

•	Net premiums earned were $135.4 million.

•	Combined ratio was 65.5%.

•	Net investment income was $17.8 million.

•	Net realized losses on investments were $0.3 million.

Results for the quarter ended September 30, 2013 as compared with the quarter ended September 30, 2012 are summarized as follows:

•	Net income was $38.3 million compared to net income of $84.9 million.

•	Gross premium written increased by $0.6 million (or 0.4%) and net premiums written decreased $8.1 million (or 5.5%).

•	Net premiums earned decreased $3.2 million (or 2.3%).

•	Combined ratio increased 4.2 percentage points.

•	Net investment income decreased $5.5 million (or 23.5%).

•	Net realized losses on investments were $0.3 million compared to net realized gains on investments of $23.0 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the quarter ended September 30, 2013 were $59.2 million, $70.0 million and $8.7 million, respectively, representing 42.9%, 50.8% and 6.3%, respectively, of total net premiums written. Combined ratios for these segments were 83.1%, 48.3% and 101.5%, respectively.  Compared with the quarter ended September 30, 2012, net premiums written decreased $5.7 million (or 8.8%) and $2.4 million (or 3.3%) in the Property and Marine and Casualty segments, respectively, and were level in the Finite Risk segment.

Results for the nine months ended September 30, 2013 are summarized as follows:

•	Net income was $174.7 million and diluted earnings per common share were $5.63.

•	Gross premiums written were $430.0 million and net premiums written were $419.0 million.

•	Net premiums earned were $405.1 million.

•	Combined ratio was 62.3%.

•	Net investment income was $54.1 million.

•	Net realized gains on investments were $24.7 million.

Results for the nine months ended September 30, 2013 as compared with the nine months ended September 30, 2012 are summarized as follows:

•	Net income was $174.7 million compared to net income of $205.7 million.

•	Gross premiums written decreased by $1.5 million (or 0.3%) and net premiums written decreased $12.1 million (or 2.8%).

•	Net premiums earned decreased $16.7 million (or 4.0%).

•	Combined ratio decreased 12.9 percentage points.

•	Net investment income decreased $23.8 million (or 30.6%).

•	Net realized gains on investments decreased $45.6 million.

Net premiums written for Platinum’s Property and Marine, Casualty and Finite Risk segments for the nine months ended September 30, 2013 were $175.9 million, $220.5 million and $22.6 million, respectively, representing 42.0%, 52.6% and 5.4%, respectively, of total net premiums written. Combined ratios for these segments were 51.7%, 66.6% and 104.8%, respectively.  Compared with the nine months ended September 30, 2012, net premiums written decreased $18.8 million (or 9.6%) in the Property and Marine segment and increased $1.1 million (or 0.5%) and $5.6 million (or 33.1%) in the Casualty and Finite Risk segments, respectively.

Total assets were $4.0 billion as of September 30, 2013, a decrease of $38.6 million (or 1.0%) from June 30, 2013 and a decrease of $324.0 million (or 7.5%) from December 31, 2012.  Investments and cash and cash equivalents were $3.6 billion as of September 30, 2013, a decrease of $30.8 million (or 0.9%) from June 30, 2013 and a decrease of $370.7 million (or 9.4%) from December 31, 2012.

Net unrealized gains on available-for-sale investments, net of deferred taxes, were $57.4 million as of September 30, 2013, a decrease of $7.0 million from June 30, 2013 and a decrease of $80.3 million from December 31, 2012.

During the quarter ended September 30, 2013, the Company repurchased 1,353,682 common shares for $78.5 million at a weighted average cost, including commissions, of $58.01 per share.  During the nine months ended September 30, 2013, the Company repurchased 5,351,343 common shares for $302.8 million at a weighted average cost, including commissions, of $56.58 per share.

Shareholders’ equity was $1.7 billion as of September 30, 2013, a decrease of $47.6 million (or 2.7%) from June 30, 2013 and a decrease of $195.6 million (or 10.3%) from December 31, 2012.  Book value per common share was $60.87 as of September 30, 2013 based on 27.9 million common shares outstanding, an increase of $1.20 (or 2.0%) from $59.67 as of June 30, 2013 based on 29.3 million common shares outstanding and an increase of $2.97 (or 5.1%) from $57.90 as of December 31, 2012 based on 32.7 million common shares outstanding.

Financial Supplement
Platinum has posted a financial supplement on the Financial Reports page of the Investor Relations section of its website (Financial Supplement).  The Financial Supplement provides additional detail regarding the financial performance of Platinum and its business segments.

Teleconference
Platinum will host a teleconference to discuss its financial results on Thursday, October 17, 2013 at 8:00 a.m. Eastern time.  The call may be accessed by dialing 888-256-9132 (US callers) or 913-312-0982 (international callers) or in a listen-only mode via the Investor Relations section of Platinum’s website at www.platinumre.com.  Those who intend to participate in the teleconference should register at least ten minutes in advance to ensure access to the call.  Please specify passcode 7381260.

The teleconference will be recorded and a replay will be available from 11:00 a.m. Eastern time on Thursday, October 17, 2013 until 11:00 a.m. Eastern time on Thursday, October 24, 2013.  To access the replay by telephone, dial 888-203-1112 (US callers) or 719-457-0820 (international callers) and specify passcode 7381260. The teleconference will also be archived on the Investor Relations section of Platinum’s website at www.platinumre.com for the same period of time.

Non-GAAP Financial Measures
In presenting the Company's results, management has included financial measures that are not calculated under standards or rules that comprise accounting principles generally accepted in the United States (GAAP).  Such measures, including underwriting income or loss, related underwriting ratios and book value per common share, are referred to as non-GAAP measures.  These non-GAAP measures may be defined or calculated differently by other companies.  Management believes these measures allow for a more complete understanding of the underlying business.  These measures are used to monitor our results and should not be viewed as a substitute for those determined in accordance with GAAP.  Reconciliations of such measures to the most comparable GAAP figures are included in the attached financial information in accordance with Regulation G.

About Platinum
Platinum Underwriters Holdings, Ltd. (NYSE: PTP) is a leading provider of property, casualty and finite risk reinsurance coverages, through reinsurance intermediaries, to a diverse clientele on a worldwide basis.  Platinum operates through its principal subsidiaries in Bermuda and the United States.  For further information, please visit Platinum’s website at www.platinumre.com.

Safe Harbor Statement Regarding Forward-Looking Statements:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934.  Forward-looking statements are based on our current plans or expectations that are inherently subject to significant business, economic and competitive uncertainties and contingencies.  These uncertainties and contingencies can affect actual results and could cause actual results to differ materially from those expressed in any forward-looking statements made by, or on behalf of, us.  In particular, statements using words such as “may,” “should,” “estimate,” “expect,” “anticipate,” “intend,” “believe,” “predict,” “potential,” or words of similar import generally involve forward-looking statements.  The inclusion of forward-looking statements in this press release should not be considered as a representation by us or any other person that our current plans or expectations will be achieved.  Numerous factors could cause our actual results to differ materially from those in forward-looking statements, including, but not limited to, the occurrence of severe natural or man-made catastrophic events; the effectiveness of our loss limitation methods and pricing models; the adequacy of our ceding companies’ ability to assess the risks they underwrite; the adequacy of our liability for unpaid losses and loss adjustment expenses; the effects of emerging claim and coverage issues on our business; our ability to maintain our A.M. Best and S&P ratings; our ability to raise capital on acceptable terms if necessary; our exposure to credit loss from counterparties in the normal course of business; our ability to provide reinsurance from Bermuda to insurers domiciled in the United States; the effect on our business of the cyclicality of the property and casualty reinsurance business; the effect on our business of the highly competitive nature of the property and casualty reinsurance industry, including the effect of new entrants to the industry; losses that we could face from terrorism, political unrest and war; our dependence on the business provided to us by reinsurance brokers and our exposure to credit risk associated with our brokers during the premium and loss settlement process; the availability of retrocessional reinsurance on acceptable terms; foreign currency exchange rate fluctuation; our ability to maintain and enhance effective operating procedures and internal controls over financial reporting; our need to make many estimates and judgments in the preparation of our financial statements; the limitations placed on our financial and operational flexibility by the representations, warranties and covenants in our debt and credit facilities; our ability to retain key executives and attract and retain additional qualified personnel in the future; the performance of our investment portfolio; the effects of changes in market interest rates on our investment portfolio; the concentration of our investment portfolio in any particular industry, asset class or geographic region; the effects that the imposition of U.S. corporate income tax would have on Platinum Underwriters Holdings, Ltd. and its non-U.S. subsidiaries; the risk that U.S. persons who hold our shares will be subject to adverse U.S. federal income tax consequences under certain circumstances; the risk that U.S. persons who dispose of our shares may be subject to U.S. federal income taxation at the rates applicable to dividends on all or a portion of their gains, if any; the risk that holders of 10% or more of our shares may be subject to U.S. income taxation under the “controlled foreign corporation” rules; the effect of changes in U.S. federal income tax law on an investment in our shares; the possibility that we may become subject to taxes in Bermuda; the effect on our business of potential changes in the regulatory system under which we operate; the impact of regulatory regimes and changes to accounting rules on our financial results, irrespective of business operations; the uncertain impact on our business of the Dodd–Frank Wall Street Reform and Consumer Protection Act of 2010; the dependence of the cash flows of Platinum Underwriters Holdings, Ltd., a holding company, on dividends, interest and other permissible payments from its subsidiaries to meet its obligations; the risk that our shareholders may have greater difficulty in protecting their interests than would shareholders of a U.S. corporation; and limitations on the ownership, transfer and voting rights of our common shares.  As a consequence, our future financial condition and results may differ from those expressed in any forward-looking statements made by or on behalf of us.  The foregoing factors should not be construed as exhaustive. Additionally, forward-looking statements speak only as of the date they are made, and we undertake no obligation to revise or update forward-looking statements to reflect new information or circumstances after the date hereof or to reflect the occurrence of future events.  For a detailed discussion of our risk factors, refer to Item 1A, "Risk Factors," in our Annual Report on Form 10-K for the year ended December 31, 2012.

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Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Balance Sheets
As of September 30, 2013 and December 31, 2012
($ and amounts in thousands, except per share data)

	(unaudited)
	September 30,	December 31,
	2013	2012
Assets
Investments:
Fixed maturity securities	$1,937,984	$2,054,498
Short-term investments	73,635	172,801
Cash and cash equivalents	1,565,405	1,720,395
Accrued investment income	20,451	21,299
Reinsurance premiums receivable	133,769	128,517
Reinsurance balances (prepaid and recoverable)	8,645	6,560
Funds held by ceding companies	118,983	114,090
Deferred acquisition costs	32,378	28,112
Reinsurance deposit assets	78,179	50,693
Other assets	39,830	36,338
Total assets	$4,009,259	$4,333,303

Liabilities
Unpaid losses and loss adjustment expenses	$1,758,056	$1,961,282
Unearned premiums	130,488	113,960
Debt obligations	250,000	250,000
Commissions payable	75,018	64,849
Other liabilities	96,767	48,678
Total liabilities	$2,310,329	$2,438,769

Shareholders' Equity
Common shares	$279	$327
Additional paid-in capital	-	209,897
Accumulated other comprehensive income	57,390	137,690
Retained earnings	1,641,261	1,546,620
Total shareholders' equity	$1,698,930	$1,894,534

Total liabilities and shareholders' equity	$4,009,259	$4,333,303

Book value per common share (1)	$60.87	$57.90

(1)
Book value per common share is a non-GAAP financial measure as defined by Regulation G and is determined by dividing shareholders' equity by common shares outstanding of 27,910 and 32,722 at September 30, 2013 and December 31, 2012, respectively.

Platinum Underwriters Holdings, Ltd.
Condensed Consolidated Statements of Operations and Comprehensive Income (Unaudited)
For the Three and Nine Months Ended September 30, 2013 and 2012
($ and amounts in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2013	2012	2013	2012
Revenue
Net premiums earned	$135,360	$138,588	$405,146	$421,875
Net investment income	17,758	23,209	54,110	77,916
Net realized gains (losses) on investments	(306)	22,982	24,698	70,299
Net impairment losses on investments	(65)	(699)	(2,002)	(2,882)
Other income (expense)	1,426	(96)	2,503	(766)
Total revenue	154,173	183,984	484,455	566,442

Expenses
Net losses and loss adjustment expenses	44,142	45,117	120,807	191,430
Net acquisition expenses	30,675	26,168	91,207	87,025
Operating expenses	20,672	19,966	59,695	56,645
Net foreign currency exchange losses (gains)	487	541	(592)	763
Interest expense	4,782	4,775	14,341	14,321
Total expenses	100,758	96,567	285,458	350,184
Income before income taxes	53,415	87,417	198,997	216,258
Income tax expense	15,130	2,553	24,342	10,575
Net income	$38,285	$84,864	$174,655	$205,683

Earnings Per Common Share
Weighted average common shares outstanding	28,655	32,996	30,519	34,063
Basic earnings per common share	$1.34	$2.56	$5.71	$6.02

Adjusted weighted average common shares outstanding	29,065	33,272	30,949	34,286
Diluted earnings per common share	$1.32	$2.54	$5.63	$5.98

Comprehensive income
Net income	$38,285	$84,864	$174,655	$205,683
Other comprehensive income (loss), net of deferred taxes	(6,977)	1,825	(80,300)	3,752
Comprehensive income	$31,308	$86,689	$94,355	$209,435

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Three Months Ended September 30, 2013 and 2012
($ in thousands)

	Three Months Ended September 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$59,169	$69,992	$8,737	$137,898

Net premiums earned	55,127	72,543	7,690	135,360
Net losses and loss adjustment expenses	28,339	10,242	5,561	44,142
Net acquisition expenses	9,699	19,067	1,909	30,675
Other underwriting expenses	7,747	5,727	342	13,816
Segment underwriting income (loss)*	$9,342	$37,507	$(122)	46,727

Net investment income				17,758
Net realized gains (losses) on investments				(306)
Net impairment losses on investments				(65)
Other income (expense)				1,426
Corporate expenses not allocated to segments				(6,856)
Net foreign currency exchange (losses) gains				(487)
Interest expense				(4,782)
Income before income taxes				$53,415

Underwriting ratios:*
Net loss and loss adjustment expense	51.4%	14.1%	72.3%	32.6%
Net acquisition expense	17.6%	26.3%	24.8%	22.7%
Other underwriting expense	14.1%	7.9%	4.4%	10.2%
Combined	83.1%	48.3%	101.5%	65.5%

	Three Months Ended September 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$64,876	$72,358	$8,745	$145,979

Net premiums earned	61,900	70,326	6,362	138,588
Net losses and loss adjustment expenses	26,790	14,358	3,969	45,117
Net acquisition expenses	7,078	16,710	2,380	26,168
Other underwriting expenses	7,661	5,662	289	13,612
Segment underwriting income (loss)*	$20,371	$33,596	$(276)	53,691

Net investment income				23,209
Net realized gains (losses) on investments				22,982
Net impairment losses on investments				(699)
Other income (expense)				(96)
Corporate expenses not allocated to segments				(6,354)
Net foreign currency exchange (losses) gains				(541)
Interest expense				(4,775)
Income before income taxes				$87,417

Underwriting ratios:*
Net loss and loss adjustment expense	43.3%	20.4%	62.4%	32.6%
Net acquisition expense	11.4%	23.8%	37.4%	18.9%
Other underwriting expense	12.4%	8.1%	4.5%	9.8%
Combined	67.1%	52.3%	104.3%	61.3%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Platinum Underwriters Holdings, Ltd.
Segment Reporting (Unaudited)
For the Nine Months Ended September 30, 2013 and 2012
($ in thousands)

	Nine Months Ended September 30, 2013
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$175,946	$220,547	$22,540	$419,033

Net premiums earned	165,811	218,967	20,368	405,146
Net losses and loss adjustment expenses	35,426	75,243	10,138	120,807
Net acquisition expenses	27,624	53,384	10,199	91,207
Other underwriting expenses	22,493	17,120	1,002	40,615
Segment underwriting income (loss)*	$80,268	$73,220	$(971)	152,517

Net investment income				54,110
Net realized gains on investments				24,698
Net impairment losses on investments				(2,002)
Other income (expense)				2,503
Corporate expenses not allocated to segments				(19,080)
Net foreign currency exchange (losses) gains				592
Interest expense				(14,341)
Income before income taxes				$198,997

Underwriting ratios:*
Net loss and loss adjustment expense	21.4%	34.4%	49.8%	29.8%
Net acquisition expense	16.7%	24.4%	50.1%	22.5%
Other underwriting expense	13.6%	7.8%	4.9%	10.0%
Combined	51.7%	66.6%	104.8%	62.3%

	Nine Months Ended September 30, 2012
	Property and Marine	Casualty	Finite Risk	Total
Net premiums written	$194,724	$219,436	$16,939	$431,099

Net premiums earned	186,066	221,838	13,971	421,875
Net losses and loss adjustment expenses	85,380	101,245	4,805	191,430
Net acquisition expenses	25,034	52,572	9,419	87,025
Other underwriting expenses	21,950	16,323	747	39,020
Segment underwriting income (loss)*	$53,702	$51,698	$(1,000)	104,400

Net investment income				77,916
Net realized gains on investments				70,299
Net impairment losses on investments				(2,882)
Other income (expense)				(766)
Corporate expenses not allocated to segments				(17,625)
Net foreign currency exchange (losses) gains				(763)
Interest expense				(14,321)
Income before income taxes				$216,258

Underwriting ratios:*
Net loss and loss adjustment expense	45.9%	45.6%	34.4%	45.4%
Net acquisition expense	13.5%	23.7%	67.4%	20.6%
Other underwriting expense	11.8%	7.4%	5.3%	9.2%
Combined	71.2%	76.7%	107.1%	75.2%

*	Segment underwriting income or loss and underwriting ratios are non-GAAP measures as defined by Regulation G. The underwriting ratios are calculated by dividing each item above by net premiums earned.

Contact:	Kenneth A. Kurtzman
(203) 252-5833